Exhibit 99.1

TELLURIAN INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On May 28, 2024, Tellurian Production LLC (“Tellurian Production Company”) and Tellurian Operating LLC (together with Tellurian Production Company, “Seller”), each an indirect wholly owned subsidiary of Tellurian Inc. (“Tellurian” or the “Company”), entered into a purchase and sale agreement (the “PSA”) with Aethon United BR LP and Aethon III BR LLC (collectively, “Buyer”), pursuant to which Seller agreed to sell its upstream and related midstream assets in the Louisiana region of the Haynesville Shale to Buyer for an aggregate purchase price of $260.0 million, subject to certain customary adjustments (the “Asset Sale”). In connection with the Asset Sale, the Company was required to use the net cash proceeds from the Asset Sale to repay the outstanding principal amount and associated accrued expenses (the “Debt Payoff”) of the Company’s 10% Senior Secured Notes due 2025 (the “Senior Notes”). The Company closed the Asset Sale and completed the Debt Payoff (collectively, the “Transactions”), on June 28, 2024.

The unaudited pro forma consolidated financial statements were derived from the Company’s historical consolidated financial statements for the respective periods. The unaudited pro forma consolidated balance sheet as of March 31, 2024 gives effect to the Transactions as if they had occurred on March 31, 2024. The unaudited pro forma consolidated financial statements of operations for the years ended December 31, 2023, 2022, and 2021 and the three months ended March 31, 2024 give effect to the Transactions as if they had occurred on January 1, 2021.

The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments related to the Transactions are described in the accompanying notes. The pro forma adjustments reflected herein are based on management’s expectations regarding the Transactions. The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the results of operations of future periods or the results of operations that actually would have been realized had the Transactions been executed on the dates or for the periods presented.

The unaudited pro forma consolidated financial statements should be read in conjunction with the audited December 31, 2023 consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed on February 23, 2024 and the unaudited March 31, 2024 condensed consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q filed on May 2, 2024.

TELLURIAN INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of March 31, 2024

(in thousands, except share and per share amounts)	Historical	Transaction accounting adjustments - Asset Sale		Other transaction accounting adjustments - Debt Payoff		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$51,804	$250,803	(a)	$(268,344)	(d)	$34,263
Accounts receivable	17,965	—		—		17,965
Prepaid expenses and other current assets	3,894	—		—		3,894
Total current assets	73,663	250,803		(268,344)		56,122

Property, plant and equipment, net	1,124,087	(359,010)	(b)	—		765,077
Other non-current assets	68,925	—		35,000	(e)	103,925
Total assets	$1,266,675	$(108,207)		$(233,344)		$925,124

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,291	$—		$—		$55,291
Accrued and other liabilities	79,189	(9,124)	(b)	(7,801)	(f)	62,264
Borrowings	25,000	—		—		25,000
Total current liabilities	159,480	(9,124)		(7,801)		142,555

Long-term liabilities:
Borrowings	316,221	—		(211,271)	(f)	104,950
Finance lease liabilities	121,221	—		—		121,221
Other non-current liabilities	24,230	(3,164)	(b)	(1,633)	(f)	19,433
Total long-term liabilities	461,672	(3,164)		(212,904)		245,604

Commitments and Contingencies (Note 10)

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized: 6,123,782 and 6,123,782 shares outstanding, respectively	7,848	—		—		7,848
Common stock, $0.01 par value, 1,600,000,000 and 800,000,000 shares authorized: 703,739,585 and 564,567,568 shares outstanding, respectively	61	—		—		61
Additional paid-in capital	1,828,675	—		—		1,828,675
Accumulated deficit	(1,191,061)	(95,919)	(c)	(12,639)	(g)	(1,299,619)
Total stockholders’ equity	645,523	(95,919)		(12,639)		536,965
Total liabilities and stockholders’ equity	$1,266,675	$(108,207)		$(233,344)		$925,124

Refer to Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

TELLURIAN INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended March  31, 2024

(in thousands, except share and per share amounts)	Historical	Transaction accounting adjustments - Asset Sale	Other transaction accounting adjustments - Debt Payoff	Pro forma
		(1.)	(2.)
Revenues:
Natural gas sales	$25,472	$(25,472)	$—	$—
LNG sales	—	—	—	—
Total revenue	25,472	(25,472)	—	—

Operating costs and expenses:
LNG cost of sales	—	—	—	—
Operating expenses	13,121	(13,121)	—	—
Development expenses	5,550	—	—	5,550
Depreciation, depletion and amortization	21,234	(20,147)	—	1,087
General and administrative expenses	14,761	(2,967)	—	11,794
Total operating costs and expenses	54,666	(36,235)	—	18,431

Loss from operations	(29,194)	10,763	—	(18,431)

Interest (expense) income, net	(4,317)	(161)	1,809	(2,669)
Loss on extinguishment of debt, net	(4,591)	—	—	(4,591)
Other income (expense), net	(5,912)	1,698	—	(4,214)

Loss before income taxes	(44,014)	12,300	1,809	(29,905)
Income tax benefit (provision)	—	—	—	—
Net loss	$(44,014)	$12,300	$1,809	$(29,905)

Net loss per common share:
Basic and diluted	$(0.06)	$—	$—	$(0.04)

Weighted average shares outstanding:
Basic and diluted	754,204	—	—	754,204

Refer to Notes to Unaudited Pro Forma Consolidated Financial Statements

TELLURIAN INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Year  Ended December  31, 2023

(in thousands, except share and per share amounts)	Historical	Transaction accounting adjustments - Asset Sale	Other transaction accounting adjustments - Debt Payoff	Pro forma
		(1.)	(2.)
Revenues:
Natural gas sales	$166,128	$(166,128)	$—	$—
LNG sales	—	—	—	—
Total revenue	166,128	(166,128)	—	—

Operating costs and expenses:
LNG cost of sales	—	—	—	—
Operating expenses	78,186	(78,186)	—	—
Development expenses	35,616	—	—	35,616
Depreciation, depletion and amortization	98,426	(95,202)	—	3,224
General and administrative expenses	101,902	(10,091)	—	91,811
Related party charges	660	—	—	660
Total operating costs and expenses	314,790	(183,479)	—	131,311

Loss from operations	(148,662)	17,351	—	(131,311)

Interest expense, net	(18,047)	(194)	5,615	(12,626)
Loss on extinguishment of debt, net	(32,295)	—	—	(32,295)
Other income (expense), net	32,827	(1,193)	—	31,634

Loss before income taxes	(166,177)	15,964	5,615	(144,598)
Income tax benefit (provision)	—	—	—	—
Net loss	$(166,177)	$15,964	$5,615	$(144,598)

Net loss per common share:
Basic and diluted	$(0.29)	$—	$—	$(0.26)

Weighted average shares outstanding:
Basic and diluted	565,678	—	—	565,678

Refer to Notes to Unaudited Pro Forma Consolidated Financial Statements

TELLURIAN INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended December 31, 2022

(in thousands, except share and per share amounts)	Historical	Transaction accounting adjustments - Asset Sale	Other transaction accounting adjustments - Debt Payoff	Pro forma
		(1.)
Revenues:
Natural gas sales	$270,975	$(270,975)	$—	$—
LNG sales	120,951	—	—	120,951
Total revenue	391,926	(270,975)	—	120,951

Operating costs and expenses:
LNG cost of sales	131,663	—	—	131,663
Operating expenses	37,886	(37,886)	—	—
Development expenses	68,782	(2,734)	—	66,048
Depreciation, depletion and amortization	44,357	(43,966)	—	391
General and administrative expenses	126,386	(13,345)	—	113,041
Related party charges	625	—	—	625
Total operating costs and expenses	409,699	(97,931)	—	311,768

Loss from operations	(17,773)	(173,044)	—	(190,817)

Interest expense, net	(13,860)	—	—	(13,860)
Other (expense) income, net	(18,177)	3,770	—	(14,407)

Loss before income taxes	(49,810)	(169,274)	—	(219,084)
Income tax benefit (provision)	—	—		—
Net loss	$(49,810)	$(169,274)	$—	$(219,084)

Net loss per common share:
Basic and diluted	$(0.09)	$—	$—	$(0.42)

Weighted average shares outstanding:
Basic and diluted	526,946	—	—	526,946

Refer to Notes to Unaudited Pro Forma Consolidated Financial Statements

TELLURIAN INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended December 31, 2021

(in thousands, except share and per share amounts)	Historical	Transaction accounting adjustments - Asset Sale	Other transaction accounting adjustments - Debt Payoff	Pro forma
		(1.)
Revenues:
Natural gas sales	$51,499	$(51,499)	$—	$—
LNG sales	19,776	—	—	19,776
Total revenue	71,275	(51,499)	—	19,776

Operating costs and expenses:
LNG cost of sales	24,745	—	—	24,745
Operating expenses	11,693	(11,693)	—	—
Development expenses	50,186	(4,097)	—	46,089
Depreciation, depletion and amortization	11,481	(11,080)	—	401
General and administrative expenses	85,903	(7,608)	—	78,295
Related party charges	—	—	—	—
Total operating costs and expenses	184,008	(34,478)	—	149,530

Loss from operations	(112,733)	(17,021)	—	(129,754)

Interest expense, net	(9,378)	1,642	—	(7,736)
Gain on extinguishment of debt, net	1,422	665	—	2,087
Other income (expense), net	5,951	1,284	—	7,235

Loss before income taxes	(114,738)	(13,430)	—	(128,168)
Income tax benefit (provision)	—	—		—
Net loss	$(114,738)	$(13,430)	$—	$(128,168)

Net loss per common share:
Basic and diluted	$(0.28)	$—	$—	$(0.31)

Weighted average shares outstanding:
Basic and diluted	407,615	—	—	407,615

Refer to Notes to Unaudited Pro Forma Consolidated Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated

Financial Statements

1. Basis of Pro Forma Presentation

The accompanying unaudited pro forma financial statements of Tellurian Inc. (the “Company”) were prepared in accordance with Article 11 of Regulation S-X and are based on the historical consolidated financial information of the Company. The consolidated financial information has been adjusted in the accompanying pro forma financial statements to give effect to the disposition of the Company’s upstream natural gas assets.

The unaudited pro forma consolidated balance sheet as of March 31, 2024 gives effect to the Asset Sale and associated Debt Payoff as if they had occurred on March 31, 2024. The Asset Sale gross proceeds do not reflect all settlement statement adjustments contemplated by the PSA.

The unaudited pro forma consolidated financial statements of operations for the years ended December 31, 2023, 2022, and 2021 and three months ended March 31, 2024 give effect to the Asset Sale and associated Debt Payoff as if they had occurred on January 1, 2021.

2. Adjustments to the Pro Forma Consolidated Balance Sheet

Explanations of the adjustments to the pro forma consolidated balance sheet are as follows:

a.	The Asset Sale gross consideration of $260.0 million (net proceeds of $250.8 million after deducting direct financial advisor costs of $3.0 million and transferred suspense funds of approximately $6.2 million).

b.	Divestiture of the upstream natural gas properties and certain transferred liabilities.

c.	Estimated loss on Asset Sale.

d.	Repayment of the Senior Notes outstanding principal of approximately $223.9 million, accrued interest of approximately $6.0 million and estimated share coupon cash shortfall of approximately $3.4 million, as well as transfer of $35.0 million to a restricted deposit account.

e.	Transfer of $35.0 million to a restricted deposit account as required by the indenture governing the Company’s 6% Senior Secured Convertible Notes (the “Convertible Notes”), which requirement replaced the minimum liquidity requirement in the Convertible Notes indenture following the Asset Sale.

f.	Settlement of the Senior Notes outstanding principal, accrued interest and share coupon cash shortfall.

g.	Estimated loss on extinguishment of the Senior Notes unamortized deferred financing costs.

3. Adjustments to the Pro Forma Consolidated Statements of Operations

Explanations of the adjustments to the pro forma consolidated statements of operations are as follows:

1.	To remove the direct historical results of operations of the Company’s upstream natural gas assets.

The loss on Asset Sale and the loss on the extinguishment of the Senior Notes are not included as pro forma adjustments in the pro forma consolidated statements of operations as they are nonrecurring items. Such amounts are only presented as adjustments to retained deficit in the pro forma consolidated balance sheet.

2.	To reflect the elimination of the Senior Notes interest expense, the associated capitalized interest and deferred financing costs amortization expense for the three months ended March 31, 2024 and year ended December 31, 2023. The Senior Notes were issued on August 15, 2023.